EXHIBIT 4(c)





                                   GUARANTEE AGREEMENT

                                        Between

                                   FPL Group, Inc.
                                   (as Guarantor)

                                         and


                                   The Bank of New York

                                   (as Guarantee Trustee)

                                        dated as of

                                      ________ __, 1998

                                  TABLE OF CONTENTS
                                  -----------------



                                                                       Page
                                                                       ----

          ARTICLE I
                                     DEFINITIONS  . . . . . . . . . . .   1
               1.01 Definitions . . . . . . . . . . . . . . . . . . . .   1

          ARTICLE II
                                 TRUST INDENTURE ACT  . . . . . . . . .   3
               2.01 Trust Indenture Act; Application. . . . . . . . . .   3
               2.02 Lists of Holders of Debt Securities . . . . . . . .   3
               2.03 Reports by Guarantee Trustee  . . . . . . . . . . .   3
               2.04 Periodic Reports by Guarantor . . . . . . . . . . .   3
               2.05 Evidence of Compliance with Conditions Precedent  .   4
               2.06 Events of Default; Waiver . . . . . . . . . . . . .   4
               2.07 Event of Default; Notice. . . . . . . . . . . . . .   4

          ARTICLE III
               POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE . . . . .   4
               3.01 Powers and Duties of Guarantee Trustee. . . . . . .   4
               3.02 Certain Rights of Guarantee Trustee.  . . . . . . .   6
               3.03 Not Responsible for Recitals of Guarantee Agreement.  8

          ARTICLE IV
               GUARANTEE TRUSTEE  . . . . . . . . . . . . . . . . . . .   8
               4.01 Guarantee Trustee; Eligibility. . . . . . . . . . .   8
               4.02 Compensation and Reimbursement. . . . . . . . . . .   9
               4.03 Appointment, Removal and Resignation of Guarantee
                    Trustee. . . . . . . . . . . . . . . . . . . . . . . 10

          ARTICLE V
               GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . .  10
               5.01 Guarantee . . . . . . . . . . . . . . . . . . . . .  10
               5.02 Waiver and Payments . . . . . . . . . . . . . . . .  11
               5.03 Absolute and Unconditional  . . . . . . . . . . . .  11
               5.04 Waiver of Notice  . . . . . . . . . . . . . . . . .  12
               5.05 Duration. . . . . . . . . . . . . . . . . . . . . .  12
               5.06 Certain Rights, Remedies and Powers of Guaranteed
               Persons. . . . . . . . . . . . . . . . . . . . . . . . .  12
               5.07 Governing Law . . . . . . . . . . . . . . . . . . .  12
               5.08 Delays. . . . . . . . . . . . . . . . . . . . . . .  12
               5.09 Separability. . . . . . . . . . . . . . . . . . . .  13

          ARTICLE VI
               MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . .  13
               6.01 Amendments  . . . . . . . . . . . . . . . . . . . .  13

               6.02 Subsidiary  . . . . . . . . . . . . . . . . . . . .  13
               6.03 Usurious Interest . . . . . . . . . . . . . . . . .  13
               6.04 Successors and Assigns  . . . . . . . . . . . . . .  13
               6.05 Notices . . . . . . . . . . . . . . . . . . . . . .  14
               6.06 Benefit . . . . . . . . . . . . . . . . . . . . . .  15

                                CROSS-REFERENCE TABLE*
                               ----------------------


          Section of                                             Section of
          Trust Indenture Act                                    Guarantee
          of 1939, as amended                                    Agreement
          -------------------                                    ----------

          310(a)  . . . . . . . . . . . . . . . . . . . . . . . . . 4.01(a)
          310(b)  . . . . . . . . . . . . . . . . . . . . . . 4.01(c), 2.08
          310(c)  . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . 2.02(b)
          311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . 2.02(b)
          311(c)  . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . 2.02(a)
          312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . 2.02(b)
          313 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.03
          314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.04
          314(b)  . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          314(c)  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.05
          314(d)  . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          314(e)  . . . . . . . . . . . . . . . . . . . .  1.01, 2.05, 3.02
          315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . 3.01(d)
          315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.07
          315(c)  . . . . . . . . . . . . . . . . . . . . . . . . . .  3.01
          315(d)  . . . . . . . . . . . . . . . . . . . . . . . . . 3.01(d)
          315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(a)
          316(a)  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.06
          316(b)  . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          316(c)  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.02
          317(a)  . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          317(b)  . . . . . . . . . . . . . . . . . . . . . .  Inapplicable
          318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(b)
          318(b)  . . . . . . . . . . . . . . . . . . . . . . . . . .  2.01
          318(c)  . . . . . . . . . . . . . . . . . . . . . . . . . 2.01(a)


          -------------------
          * This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                                 GUARANTEE AGREEMENT

                    This GUARANTEE AGREEMENT ("Guarantee Agreement"), dated as of ________ __, ____, is executed and delivered by FPL Group, Inc., a Florida corporation (the "Guarantor"), and The Bank of New York, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Debt Securities (as defined herein) of FPL Group Capital Inc, a Florida corporation (the "Issuer").

                    WHEREAS, pursuant to an Indenture (For Unsecured Debt Securities) dated as of ________ __, ____ from the Issuer to The Bank of New York, a New York banking corporation, as trustee (the "Indenture Trustee") (as heretofore and from time to time hereafter amended and supplemented, the "Indenture"), the Issuer is issuing as of the date hereof $___________ aggregate principal of its _____% __________ due _____ (the "Debt Securities") having the terms set forth in the Indenture;

                    NOW, THEREFORE, FOR AND IN CONSIDERATION OF One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Guarantee Trustee hereby agree as follows:




                                      ARTICLE I
                                     DEFINITIONS


                    1.01 DEFINITIONS.   As used in this Guarantee
          Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized or otherwise defined terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Indenture as in effect on the date hereof.

                    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Event of Default" means a default by the Guarantor on any of its payment obligations under this Guarantee Agreement.

                    "Guarantee Trustee" means The Bank of New York until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means such Successor Guarantee Trustee.

                    "Holder" shall have the meaning set forth for such term in the Indenture.

                    "List of Holders" shall have the meaning ascribed to that term in Section 2.02 below.

                    "Officer's Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, any Vice President, the Treasurer, or any Assistant Treasurer, or any other duly authorized officer, of the Guarantor, and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                    (a) a statement that the officer signing the Officer's Certificate has read the covenant or condition and the definitions relating thereto;

                    (b) a brief statement of the nature and scope of the examination or investigation undertaken by the officer in rendering the Officer's Certificate;

                    (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

                    "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

                    "Responsible Officer" means, with respect to the Guarantee Trustee, any vice-president, any assistant vice-president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Guarantee Agreement.

                    "Security Registrar" shall have the meaning set forth for such term in the Indenture.

                    "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

                    "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

                                      ARTICLE II
                                 TRUST INDENTURE ACT

                    2.01 TRUST INDENTURE ACT; APPLICATION.

                         (a) This Guarantee Agreement is subject to the provisions of the Trust Indenture Act that are required or deemed to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions; and

                         (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

                    2.02 LISTS OF HOLDERS OF DEBT SECURITIES.

                         (a) The Guarantor shall furnish or cause to be furnished to the Guarantee Trustee (a) semiannually, not later than January 15 and July 15 in each year, commencing ________, ___ a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders in possession or control of the Issuer or any of its paying agents ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished; provided that, the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Guarantee Trustee by the Guarantor or the Issuer; and provided, further, that the Guarantor shall not be obligated to provide such List of Holders so long as the Guarantee Trustee shall be the Security Registrar. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

                         (b) The Guarantee Trustee shall comply with its obligations under Section 311(a) of the Trust Indenture Act, subject to the provisions of Section 311(b) and Section 312(b) of the Trust Indenture Act.

                    2.03 REPORTS BY GUARANTEE TRUSTEE. Within 60 days after July 1 of each year, commencing July 1, _____ the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313(a) of the Trust Indenture Act in the form and in the manner provided by Section 313(a) of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Sections 313(b), (c) and (d) of the Trust Indenture Act.

                    2.04 PERIODIC REPORTS BY GUARANTOR. The Guarantor shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act, and shall deliver to the Guarantee Trustee the compliance certificate required by Section 314(a)(4) of the Trust

          Indenture Act, each in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

                    2.05 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with any conditions precedent provided for in this Guarantee Agreement as and to the extent required by
          Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the Trust Indenture Act may be given in the form of an Officer's Certificate.

                    2.06 EVENTS OF DEFAULT; WAIVER. The Holders of all outstanding Debt Securities may, by vote, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                    2.07 EVENT OF DEFAULT; NOTICE.

                         (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured or waived before the giving of such notice, provided that the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                         (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of the Guarantee shall have actual knowledge of the Event of Default.

                    2.08 CONFLICTING INTERESTS. The Indenture and the Indenture dated as of March 1, 1987 of FPL Group Capital Inc to The Bank of New York (as successor to Irving Trust Company) shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                        ARTICLE III
                    POWERS, DUTIES AND RIGHTS OF GUARANTEE TRUSTEE

                    3.01 POWERS AND DUTIES OF GUARANTEE TRUSTEE.

                    (a) This Guarantee Agreement shall not transfer any rights hereunder to any Person except to a Successor Guarantee

          Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee, and such vesting shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                    (b) The Guarantee Trustee, prior to the occurrence of any Event of Default and after the curing or waiving of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.06), and is actually known to a Responsible Officer of the Guarantee Trustee, the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                    (c) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (i)  prior to the occurrence of any Event of
                    Default and after the curing or waiving of all such Events of Default that may have occurred:

                                   (A)  the duties and obligations of the
                         Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement, and no implied covenants or obligations shall be read into this Guarantee Agreement against the Guarantee Trustee; and

                                   (B)  in the absence of bad faith on the
                         part of the Guarantee Trustee, the Guarantee
                         Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

                         (ii)      the Guarantee Trustee shall not be
                    liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                         (iii)     the Guarantee Trustee shall not be
                    liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of outstanding Debt Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                         (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or adequate indemnity, reasonably satisfactory to the Guarantee Trustee, against such risk or liability is not reasonably assured to it.

                    (d) Whether or not therein expressly provided, every provision of this Guarantee Agreement relating to the conduct or affecting the liability of or affording protection to the Guarantee Trustee shall be subject to the provisions of Sections 3.01(b) and 3.01(c).

                    3.02 CERTAIN RIGHTS OF GUARANTEE TRUSTEE.

                    (a)  Subject to the provisions of Section 3.01:

                         (i) the Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                         (ii) any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate;

                         (iii) whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

                         (iv) the Guarantee Trustee may consult with counsel of its choice, and the written advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on such advice or opinion; such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees; the Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction;

                         (v)  the Guarantee Trustee shall be under no
                    obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such adequate security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided that, nothing contained in this Section 3.02(a)(v) shall be taken to relieve the Guarantee Trustee, upon the occurrence and continuance of an Event of Default, of its obligation under the last sentence of Section 3.01(b) to exercise the rights and powers vested in it by this Guarantee Agreement;

                         (vi) the Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                         (vii) the Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                         (viii) whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (1) may request instructions from the Holders of a majority in aggregate principal amount of outstanding Debt Securities, (2) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (3) shall be protected in relying on or acting in accordance with such instructions;

                         (ix) the Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any tax or securities form) (or any rerecording, refiling or re-registration thereof); and

                         (x) the Guarantee Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Guarantee Agreement.

                    (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty.

                    3.03 NOT RESPONSIBLE FOR RECITALS OF GUARANTEE
          AGREEMENT.

                    The recitals contained in this Guarantee Agreement shall be taken as the statements of the Guarantor, and the Guarantee Trustee does not assume any responsibility for their correctness. The Guarantee Trustee makes no representation as to the validity or sufficiency of this Guarantee Agreement except that it is duly authorized and qualified to enter into and perform its responsibilities under this Guarantee Agreement.


                                           ARTICLE IV
                                        GUARANTEE TRUSTEE

                    4.01 GUARANTEE TRUSTEE; ELIGIBILITY.

                    (a) There shall at all times be a Guarantee Trustee which shall:

                         (i)  not be an Affiliate of the Guarantor; and

                         (ii) be a corporation organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least 50 million U.S. dollars ($50,000,000), and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.01(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                    (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.03(c).

                    (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

                    4.02 COMPENSATION AND REIMBURSEMENT.

                    The Guarantor agrees:

                    (a) to pay the Guarantee Trustee from time to time such reasonable compensation as the Guarantor and the Guarantee Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (b) except as otherwise expressly provided herein, to reimburse the Guarantee Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Guarantee Trustee in accordance with the provisions of this Guarantee Agreement (including the reasonable compensation and expenses of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                    (c) to indemnify each of the Guarantee Trustee and any predecessor Guarantee Trustee for, and to hold it harmless from and against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon the income of the Guarantee Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance of the trusts created by, or the administration of, this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                    As security for the performance of the obligations of the Guarantor under this Section, the Guarantee Trustee shall have a lien prior to that of the Debt Securities upon all the property or funds held or collected by the Guarantee Trustee as such, except for funds held in trust for the payment of principal, premium (if any) or interest on particular obligations of the Guarantor under this Guarantee Agreement.

                    The provisions of this Section shall survive the termination of this Guarantee Agreement.

                    4.03 APPOINTMENT, REMOVAL AND RESIGNATION OF GUARANTEE TRUSTEE.

                    (a) Subject to Section 4.03(b), unless an Event of Default shall have occurred and be continuing, the Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

                    (b) The Guarantee Trustee shall not be removed until a Successor Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

                    (c) The Guarantee Trustee appointed to office shall hold office until a Successor Guarantee Trustee shall have been appointed or until its removal or resignation. The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

                    (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section
          4.03 within 30 days after delivery to the Guarantor of an instrument of resignation or removal, the Guarantee Trustee resigning or being removed may petition any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

                    (e)  The Guarantor shall give notice of each
          resignation and each removal of the Guarantee Trustee and each appointment of a successor Guarantee Trustee to all Holders in the manner provided in Section 6.05 hereof. Each notice shall include the name of the successor Guarantee Trustee and the address of its Corporate Trust Office.

                    (f) No Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Guarantee Trustee.


                                           ARTICLE V
                                           GUARANTEE

                    5.01 GUARANTEE.   The Guarantor hereby absolutely and
          unconditionally guarantees to the Indenture Trustee, prompt and full payment, when and as the same may become due and payable, whether upon acceleration, redemption or stated maturity, according to their terms and the terms of the Indenture, of the principal, interest and premium, if any, due on each of the Debt

          Securities outstanding at any time, but only in the case of a failure of the Issuer to pay or provide for punctual payment of any such amounts on or before the expiration of any applicable grace periods. The Guarantor hereby agrees that its obligations under this Guarantee Agreement constitute a guarantee of payment when due and not of collection.

                    5.02 WAIVER AND PAYMENTS. The Guarantor hereby waives demand of payment, presentment, protest and notice of protest, non-payment, default or dishonor on any and all of the Debt Securities hereby guaranteed. Payments by Guarantor to the Indenture Trustee for the account of the Holders pursuant to this Guarantee Agreement shall be made at the principal corporate trust office of the Indenture Trustee at 101 Barclay Street, Floor 21 W, New York, New York 10286, in lawful money of the United States of America.

                    5.03 ABSOLUTE AND UNCONDITIONAL. The Guarantor hereby agrees that its obligations hereunder shall be absolute and shall be complete and binding. This Guarantee Agreement contains the full agreement of the Guarantor and is not subject to any oral conditions.

                    The Guarantor agrees that the obligations of the Guarantor set forth in this Guarantee Agreement shall not be subject to any counterclaim, set off, deduction, recoupment, or suspension, or released, discharged or in any way affected or impaired by, any circumstances or conditions whatsoever, including, without limitation, any invalidity, irregularity or unenforceability of any Debt Securities or the Indenture, any failure to enforce the provisions of such Debt Securities or the Indenture, or any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holders of such Debt Securities or the Indenture Trustee or any other circumstances or condition which may otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

                    The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, the Guarantor agrees that (a) repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Issuer shall default under or fail to make payments when due under the Indenture and that, notwithstanding the recovery hereunder for or in respect of any given default or failure to so comply by the Issuer under the Indenture, this Guarantee Agreement shall remain in force and effect and shall apply to each and every subsequent default, and (b) in the event that any payment guaranteed hereunder is made by the Issuer, and thereafter all or any part of such payment is recovered from the Guarantee Trustee, the Indenture Trustee or any Holder of Debt Securities upon the insolvency, bankruptcy or reorganization of the Issuer, the liability of the Guarantor hereunder with respect to such payment so paid and recovered shall continue and remain in full force and effect as if, to the extent of such recovery, such payment had not been made.

                    If (x) an event permitting a declaration of acceleration under Section 802 of the Indenture shall at any time have occurred and be continuing, (y) the Holders of not less than 33% in principal amount of all outstanding Debt Securities have, or have attempted to, make such a declaration of acceleration, and (z) such declaration of acceleration, or any consequences thereof provided in the Indenture, shall at any time be prevented by reason of the pendency against the Issuer of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, solely for purposes of this Guarantee Agreement and its obligations hereunder, such declaration of acceleration shall be deemed to have been made, with all the attendant consequences as provided in the Indenture as if declaration of acceleration and the consequences thereof had been accomplished in accordance with the terms of the Indenture.

                    5.04 WAIVER OF NOTICE. The Guarantor hereby expressly waives notice from the Indenture Trustee of its acceptance and reliance on this Guarantee Agreement.

                    5.05 DURATION. The obligations hereunder shall be continuing and irrevocable until the date upon which all of the outstanding Debt Securities hereby guaranteed have been, or have been deemed pursuant to the provisions of Article Seven of the Indenture to have been, fully paid and performed.

                    If, in accordance with the last paragraph of Section 701 of the Indenture, any Debt Securities are retroactively deemed not to have been paid, and any satisfaction of the Issuer's indebtedness in respect thereof is retroactively deemed not to have been effected, the obligations of the Guarantor hereunder shall be deemed retroactively not to have been terminated or discharged.

                    5.06 CERTAIN RIGHTS, REMEDIES AND POWERS OF GUARANTEED PERSONS. The Guarantee Trustee, the Indenture Trustee and the Holders of Debt Securities shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of each such Person shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of any such Person, the Guarantor may be joined in any action or proceeding commenced by such Person against the Issuer in respect of any obligations under this Guarantee Agreement, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that any remedy or claim against the Issuer be first asserted, prosecuted or exhausted.

                    5.07 GOVERNING LAW. This Guarantee Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles thereunder, except to the extent that the law of any other jurisdiction shall be mandatorily applicable.

                    5.08 DELAYS. No failure, omission or delay on the part of the Guarantee Trustee or the Indenture Trustee in exercising any of their respective rights hereunder or in taking any action to collect or enforce payment of any obligation to which this Guarantee Agreement applies, against the Issuer, shall operate as a waiver of any such right or in any manner prejudice the rights of the Guarantee Trustee or the Indenture Trustee against the Guarantor.

                    5.09 SEPARABILITY. Wherever possible, each provision of this Guarantee Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee Agreement.


                                         ARTICLE VI
                                        MISCELLANEOUS

                    6.01 AMENDMENTS. This Guarantee Agreement may only be amended by an instrument in writing duly executed by the Guarantor and the Guarantee Trustee. Except with respect to any changes which add additional debt securities to this Guarantee or which do not materially adversely affect the right of Holders (in which case no consent of Holders will be required), this Guarantee Agreement may only be amended with the prior written approval of the Holders of a majority in aggregate principal amount of outstanding Debt Securities; provided, that, the right of any Holder to receive payment under this Guarantee Agreement on the due date of the Debt Securities held by such Holder, or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Holder.

                    6.02 SUBSIDIARY. The Guarantor represents that the Issuer is the wholly-owned corporate subsidiary of the Guarantor and that this Guarantee Agreement may reasonably be expected to benefit, directly or indirectly, the Guarantor. The Guarantor further represents that the consideration received for this Guarantee Agreement is reasonably worth at least as much as the liability and obligation of the Guarantor under this Guarantee Agreement.

                    6.03 USURIOUS INTEREST.    It is not the intention of
          the Guarantee Trustee nor the Guarantor to obligate the Guarantor to pay interest in excess of that legally permitted to be paid by the Guarantor under applicable law and should it be determined that the Guarantor is required to pay usurious interest on any Debt Security, the obligations of the Guarantor shall be limited to paying the maximum rate permitted under said applicable law. This provision shall not limit in any respect, other than the payment of such interest as may be usurious, the obligation of the Guarantor to pay the principal amount due plus other amounts due on the Debt Securities.

                    6.04 SUCCESSORS AND ASSIGNS.   All guarantees and
          agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Debt Securities then outstanding; provided, however, that, the obligations of the Guarantor under this Guarantee Agreement may not be assigned or otherwise transferred without the prior written consent of the Guarantee Trustee and the Indenture Trustee except pursuant to any merger, consolidation, conveyance or other transfer that would not constitute an Event of Default under the Indenture, in which case no such prior written consent shall be required.

                    6.05 NOTICES. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied or mailed by first class mail as follows:

                    (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Guarantee Trustee and the Holders of the Debt
          Securities:

                              FPL Group, Inc.
                              700 Universe Boulevard
                              Juno Beach, Florida 33408
                              Facsimile No: ____________
                              Attention:  _______________


                    (b) if given to the Issuer, at the Issuer's address set forth below or such other address as the Issuer may give notice of to the Guarantee Trustee and the Holders:

                              FPL Group Capital Inc
                              700 Universe Boulevard
                              Juno Beach, Florida 33408
                              Facsimile No:  __________
                              Attention:_______________

                    (c) if given to the Guarantee Trustee, to the address set forth below or such other address as the Guarantee Trustee may give notice of to the Guarantor and the Holders of the Debt
          Securities:

                              The Bank of New York
                              101 Barclay Street, Floor 21 W
                              New York, New York 10286
                              Facsimile No:  (212) 815-5915
                              Attention:  Corporate Trust Administration

                    (d) if given to the Indenture Trustee, to the address set forth below or such other address as the Indenture Trustee may give notice of to the Guarantor and the Holders of the Debt
          Securities:

                              The Bank of New York
                              101 Barclay Street, Floor 21 W
                              New York, New York 10286
                              Facsimile No:  (212) 815-5915
                              Attention:  Corporate Trust Administration

                    (e) if given to any Holder, at the address set forth on the books and records of the Issuer.

                    All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

                    6.06 BENEFIT. This Guarantee Agreement is solely for the benefit of the Indenture Trustee for the benefit of the Holders and, subject to Section 3.01(a), is not separately transferable from the Debt Securities.

                    This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                    THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.

                                             FPL Group, Inc.,
                                               as Guarantor


                                             By:
                                                ---------------------------
                                                Name:
                                                Title:



                                             The Bank of New York,
                                               as Guarantee Trustee


                                             By:
                                                ---------------------------
                                                Name:
                                                Title: